EXHIBIT 23.1

Independent Auditors’ Consent

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-100067 of ActivCard Corp. of our report dated February 5, 2002 (February 15, 2002 as to Note 25) relating to the consolidated financial statements of ActivCard S.A. for the year ended December 31, 2001 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Deloitte & Touche LLP
San Jose, California

December 30, 2002